EXHIBIT 32
                      18 U.S.C. Section 1350 Certifications

I hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-Q of Southwest Bancorp, Inc. ("Southwest") for the quarterly period ended June 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Southwest.

By: /s/ Rick Green                                  August 11, 2003
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    Rick Green                                      Date
    President and Chief Executive Officer
    Principal Executive Officer)

I hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-Q of Southwest Bancorp, Inc. ("Southwest") for the quarterly period ended June 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Southwest.

By:  /s/Kerby E. Crowell                             August 11, 2003
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    Kerby Crowell                                    Date
    Executive Vice President, Chief Financial
    Officer and Assistant Secretary
    (Principal Financial Officer)